Exhibit 10.8
CEO Compensation Program Overview:
To create a compensation program that reflects a comprehensive view of company performance. The Program should reflect a combination of success factors, including: Overall Company Performance, Annual Financial Goals, and other Qualitative Measures. The Program should be adjusted on an annual basis and compensation should be paid based on the achievement of certain factors.
The 2010 Success Factors:
Overall Company Performance:
1.	Achieving the net income and ROAE for CapitalSource Bank as set forth in the “Bank Forecast” from the February Board Meeting (pg 33) (adjusting this downward by the amount that the actual first quarter reserves deviated from ‘Bank Forecast”)
Annual Financial Goals:
2.	Achieving origination levels (excluding the Main Street Portfolio acquisition) equal to “2010 Funded Origination Targets” as set forth at the February Board Meeting, (page 22 and 23 of Board report). Achievement of this target will be measured by reaching both the funded amount set forth in the targets (which will include any loans that fund within 90 days of closings) and hitting the blended spreads set forth in the targets (as measured off Libor).

3.	Experiencing less than [******] of credit losses (charge offs or specific reserves) for 2010 vintage originations and the Board determining that the Company has maximized its collections, net of costs, on the legacy portfolio.

4.	Recording net income of [******] Million or better for each of 2nd, 3rd, and 4th quarters in 2010 on a consolidated basis and [******] being profitable [******].
Qualitative Measures:
5.	Becoming a Federal Reserve Regulated Bank Holding Company by [******]

6.	Managing the compensation costs of the origination function to [******] of funded originations.

7.	Managing Parent operating expense (exclusive of Origination, CapitalAnalytics, and Deal Related Legal) to the targets set forth in the April 21, 2010 Financial Forecast and managing CapitalAnalytics and Deal Legal to [******].

Bonus Targets (subject to discretionary adjustments — up or down — by Board)
To achieve a 100% of Base Bonus:
▪	All of 1-4 and at least two of 5, 6, and 7
To achieve a 75% of Base Bonus
▪	All of 1-4 and at least one of 5, 6, and 7
To Achieve a 50% of Base Bonus
▪	Number 1 above and at least one of 2-4 and at least one of 5, 6, and 7

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